Exhibit 99.1

MeetMe® Reports Fourth Quarter and Full Year 2012 Financial Results

●	Full Year 2012 Revenue of $46.7 million.
o	2012 Revenue represents a 31% increase over the $35.6 million of Combined Revenue, a non-GAAP measure, of Quepasa and myYearbook during the same period of 2011.
●	Fourth Quarter Revenue totaled $11.6 million.
o	Fourth Quarter 2012 Revenue represents a 23% increase over the $9.5 million of Combined Revenue, a non-GAAP measure, of Quepasa and myYearbook during the same period of 2011.
●	Mobile revenue grew 25% sequentially to $2.2 million in the fourth quarter of 2012, and 355% compared to the same period of 2011.

●	Executive transition plan announced; COO Geoff Cook will become CEO; John Abbott will become the Company’s non-Executive Chairman of the Board.

NEW HOPE, PA – March 7, 2013 – MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth Quarter 2012 Financial Highlights

●

Revenue from Continuing Operations: MeetMe Revenue for the fourth quarter of 2012 was $11.6 million, up 96% from the $5.9 million recorded in the same period of 2011. Fourth Quarter Revenue represents a 23% increase over the $9.5 million of Combined Revenue, a non-GAAP measure, of MeetMe and myYearbook during the same period a year ago.

●

Net Loss: MeetMe Net Loss Allocable to Common Shareholders for the fourth quarter of 2012 was $2.0 million or $0.05 per share, an improvement from the Net Loss Allocable to Common Shareholders of $5.5 million or $0.20 per share in the same period of 2011.

●

Adjusted EBITDA: MeetMe Adjusted EBITDA for the fourth quarter of 2012 was $978 thousand or $0.03 per basic and $0.02 per diluted share, an improvement from an Adjusted EBITDA loss of $347 thousand or $0.01 per basic and diluted share, for the same period in 2011. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

2012 Year End Financial Highlights

●

Revenue from Continuing Operations: MeetMe Revenue for 2012 was $46.7 million, up 336% from the $10.7 million recorded in 2011. 2012 Revenue represents a 31% increase over the $35.6 million of Combined Revenue, a non-GAAP measure, of MeetMe and myYearbook during the same period a year ago.

●

Net Loss: MeetMe Net Loss Allocable to Common Shareholders for 2012 was $10.3 million or $0.28 per share, an improvement from the Net Loss Allocable to Common Shareholders of $12.8 million or $0.67 per share in 2011.

●

Adjusted EBITDA: MeetMe Adjusted EBITDA for 2012 was $3.9 million or $0.11 per basic and $0.09 per diluted share, an improvement from an Adjusted EBITDA loss of $1.3 million or $0.07 per basic and diluted share, for 2011. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

●	Balance Sheet: MeetMe Cash and Cash Equivalents totaled $5.0 million at December 31, 2012.

“This year was foundational for the company,” said John Abbott, CEO of MeetMe, Inc. “We successfully executed on the merger of Quepasa and myYearbook, consolidating the two services onto the rebranded MeetMe platform and consolidating operations into one streamlined organization. We have also reorganized our team and product development process around the reality that we are now a mobile company.”

“Our mobile revenues increased more than 180% in 2012,” said Geoff Cook, COO of MeetMe, Inc. “We look to continue mobile revenue growth in 2013 through a combination of a new mobile subscription product, MeetMe+, and new premium advertising placements in our mobile feed. Each of those initiatives is set to launch initially in March and expand further in a series of releases throughout the year.”

Operating and Business Highlights

●

We averaged 5.51 million monthly active users (MAUs) on the core MeetMe platform in the fourth quarter of 2012, an increase of 85% as compared to 2.98 million average MAUs on the core MeetMe platform in the fourth quarter of 2011.

●

We averaged 1.26 million daily active users (DAUs) on the core MeetMe platform in the fourth quarter of 2012, an increase of 33% as compared to 0.95 million average DAUs on the core MeetMe platform in the fourth quarter of 2011.

●

Revenue attributed to our mobile products was $2.22 million in the fourth quarter of 2012, an increase of 355% as compared to $0.49 million in the fourth quarter of 2011, with 41.3% of mobile revenue in the fourth quarter of 2012 attributed to virtual currency. Mobile average revenue per daily active user (ARPDAU) increased 179% from $0.012 to $0.032 during the same period.

●

As of October 8, 2012, our consumer properties were combined under a single brand, MeetMe. This transition of our legacy Quepasa.com users onto the MeetMe platform marked the final step of the merger integration that began on November 10, 2011, when Quepasa Corporation merged with Insider Guides, Inc., DBA myYearbook.

●

We successfully internationalized the core MeetMe platform, launching in Spanish and Portuguese in August 2012, and expanding to French, German, and Italian in December 2012 and to Chinese (traditional), Japanese, and Russian in February 2013. As a result of these launches, 44.1% of our MAUs in December 2012 came from outside the United States and Canada, as compared to 16.7% of our MAUs coming from outside the United States and Canada in June 2012.

Summary Financial Information and Operational Metrics(1)

Full Year 2012 Financial Highlights (in millions)	2011	2012	Change
Revenue - Advertising	$5.5	$26.2	376%
Revenue - Virtual Currency	$5.2	$20.4	293%
Revenue - Total (2)	$10.7	$46.7	336%
Net Loss Allocable to Common Shareholders	$(12.8)	$(10.3)	20%
Adjusted EBITDA	$(1.3)	$3.9	405%

Fourth Quarter 2012 Financial Highlights (in millions)	2011	2012	Change
Revenue - Advertising	$5.1	$7.0	39%
Revenue - Virtual Currency	$0.9	$4.6	434%
Revenue - Total (2)	$5.9	$11.6	96%
Net Loss Allocable to Common Shareholders	$(5.5)	$(2.0)	63%
Adjusted EBITDA	$(0.3)	$1.0	382%

Fourth Quarter Web and Mobile Metrics (in millions) (3)	2011	2012	Change
Registered Users - New in Q4	3.6	6.7	84%
Registered Users - Cumulative	78.1	95.9	23%
MeetMe Platform Monthly Active Users-Average (MAU)	3.0	5.5	85%
MeetMe Platform Daily Active Users-Average (DAU)	0.9	1.3	33%
Total Visits (4)	192.5	392.5	104%
Total Pageviews (4)	5,432	10,227	88%

Reconciliation of Combined Revenue (in millions) (5)	2011	2012	Change
MeetMe, Inc-As Reported	10.7	46.7	336%
myYearbook-Pre-merger	24.9	0
Combined Revenue (2)	35.6	46.7	31%

Reconciliation of Combined Revenue (in millions) (5)	Q4 2011	Q4 2012	Change
MeetMe, Inc-As Reported	5.9	11.6	96%
myYearbook-Pre-merger	3.5	0
Combined Revenue (2)	9.5	11.6	23%

(1)	Summary Financial Information and Operational Metrics reflect MeetMe, Inc. as the reporting entity, and not combined data, unless otherwise noted.

(2)	Figures may not add due to rounding.

(3)	Core platform and registered user metrics for 4Q11 represent Quepasa.com. Core platform and registered user metrics for 4Q12 represent meetme.com and its mobile applications.

(4)	Excludes iOS application and device metrics.

(5)	See Use of Non-GAAP Financial Information below for important disclosure on Combined Revenue.

Executive Transition

MeetMe also announced today an executive transition. Geoff Cook, currently Chief Operating Officer and President of the Consumer Internet Division of MeetMe, will become the Company’s Chief Executive Officer effective Monday, March 11, 2013, and John Abbott will become the Company’s non-Executive Chairman of the Board.

Geoff Cook has served as MeetMe’s Chief Operating Officer, President of the Consumer Internet Division and a director since the merger of the Company with myYearbook in 2011. Prior to joining the Company, Cook was the Chief Executive Officer and co-founder of Insider Guides, Inc., the parent company of myYearbook. During his six-year tenure there, Mr. Cook helped raise $20 million and grew myYearbook to profitability and more than $30 million in revenue with more than 100 employees. Previously, Mr. Cook founded EssayEdge and ResumeEdge while a student at Harvard University in 1997 and sold it to The Thomson Corporation in 2002.

“With the merger integration now complete as of this most recent quarter and the former myYearbook platform now the focus of the business, now is the right time to hand the reins to our Chief Operating Officer and President, Geoff Cook,” said Abbott. “Geoff is a pioneer in social discovery and a product visionary, who capitalized on the promise of mobile early, and who I believe is best equipped to lead MeetMe within a mobile-first world.”

“I am eager to tackle the opportunities and challenges that lie ahead and enthusiastic at the chance to continue to work with our talented team to revolutionize the way people meet in a mobile-first world,” noted Cook. “I am excited to seize upon our great momentum in mobile and our global footprint to drive continued growth and long-term shareholder value."

Subsequent Events

On March 5, 2013, the Company, Altos Hornos de Mexico S.A.B. de C.V. (“AHMSA”) and Mexicans and Americans Trading Together, Inc. (“MATT”) entered into an agreement to offset the Company’s $5,000,000 Subordinated Promissory Note dated January 25, 2008 (the “Note”) with approximately $6 million of accounts receivable that MATT and AHMSA owed to the Company (the “Receivable”). As of March 5, 2013, $6,254,178 in principal and accrued interest was outstanding under the Note, and the Receivable had a balance of $6,025,828 plus interest of $222,446 from the agreement. MATT exercised warrants dated October 17, 2006 at an exercise price of $2.75 per share (the “MATT Warrants”) to purchase 2,147 shares of common stock using the amount by which the outstanding principal and accrued interest under the Note exceeded the amount of the Receivable. As a result of these transactions, both the Note and the Receivable have been deemed fully satisfied. In connection therewith, MATT has agreed to exercise or forfeit the MATT Warrants with an aggregate exercise price of $2,000,000 over an eleven-month period beginning in March 2013. The Receivable represented approximately 38.2% of our accounts receivable and approximately 50% of our working capital as of December 31, 2012.

On March 5, 2013 the Company and Richard L. Scott Investments, LLC (“RSI”) entered into an agreement pursuant to which RSI exercised warrants dated as of March 21, 2006 to purchase one million shares of common stock at an exercise price of $2.75 per share (the “RSI Warrants”). RSI paid the exercise price of the RSI Warrants by offsetting that same amount under the Company’s $2,000,000 Subordinated Promissory Note dated January 25, 2008 (the “Note”). The Company paid RSI $107,504 in cash, which represented the difference between the aggregate exercise price of the RSI Warrants of $2,750,000, and the total amount of principal and interest under the Note that would have accrued through the 2016 due date of $2,857,504. As a result of these transactions, the RSI Warrants have been fully exercised and are of no further force or effect, and the Note has been deemed fully satisfied.

Geoff Cook commented, “We view the satisfaction of the MATT, AHMSA and RSI obligations as a positive step in creating more financial flexibility on our balance sheet in order to pursue our growth strategy.”

Webcast and Conference Call Details

MeetMe will host a conference call to discuss 2012 financial results this afternoon at 4:30 p.m. ET. The conference call can be accessed by dialing toll-free 1-877-941-8416, or toll/international 1-480-629-9808. A webcast will also be available at the following link: http://public.viavid.com/index.php?id=103662. A replay of the call will be available for one year at the Investors section of MeetMe’s corporate site, http://www.meetmecorp.com, and at 1-877-870-5176 (toll-free) or 1-858-384-5517 (toll/international), replay PIN number: 4602446.

MEETME, INC. AND SUBSIDIARIES Consolidated Balance Sheets

	December 31,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$5,022,007	$8,271,787
Accounts receivable, net of allowance of $547,000 and $270,210, at December 31, 2012
and December 31, 2011, respectively	15,744,789	10,293,752
Notes receivable - current portion, including $0 and $559 of accrued interest, at
December 31, 2012 and 2011, respectively	111,569	169,955
Prepaid expenses and other current assets	870,881	1,082,184
Restricted cash	-	275,000
Current asset from discontinued operations	-	149,796
Total current assets	21,749,246	20,242,474

Goodwill, net	70,646,036	70,646,036
Goodwill and intangible assets from discontinued operations, net	-	2,402,446
Intangible assets, net	6,746,273	8,567,772
Property and equipment, net	4,772,632	4,318,619
Property and equipment from discontinued operations, net	-	90,075
Other assets	520,480	385,683
Other assets from discontinued operations	-	151,591
Total assets	$104,434,667	$106,804,696

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$3,528,607	$1,841,595
Accrued expenses and other liabilities	3,211,681	1,713,870
Current liabilities from discontinued operations	1,434	693,947
Deferred revenue	392,612	70,516
Accrued dividends	69,455	169,455
Unearned grant income	-	9,040
Current portion of long-term debt	2,551,941	2,405,191
Total current liabilities	9,755,730	6,903,614

Long term debt, net of discount	9,156,788	9,255,508
Total liabilities	18,912,518	16,159,122

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, authorized 5,000,000 shares:
Convertible preferred stock Series A, $.001 par value; authorized - 1,000,000 shares;
no shares issued and outstanding at December 31, 2012 and 2011, respectively. Liquidation preference of $2,500,000	-	-
Convertible preferred stock Series A-1, $.001 par value; authorized - 5,000,000 shares;
1,000,000 shares issued and outstanding at December 31, 2012, and 2011, respectively.	1,000	1,000
Common stock, $.001 par value; authorized - 100,000,000 shares; 37,046,405
and 36,145,084 shares issued and outstanding at December 31, 2012, and 2011, respectively	37,050	36,146
Additional paid-in capital	275,261,794	269,974,789
Accumulated deficit	(189,211,750)	(178,903,412)
Accumulated other comprehensive loss	(565,945)	(462,949)
Total stockholders’ equity	85,522,149	90,645,574
Total liabilities and stockholders’ equity	$104,434,667	$106,804,696

MEETME, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues	$11,608,937	$5,912,174	$46,657,959	$10,705,693
Operating Costs and Expenses:
Sales and marketing	2,367,564	1,069,251	8,467,158	2,030,522
Product development and content	6,905,722	3,906,947	29,510,917	8,543,404
General and administrative	3,337,527	2,536,627	9,663,323	5,094,770
Depreciation and amortization	1,073,330	593,735	3,962,290	870,369
Acquisition and restructuring costs	(469,011)	779,439	422,488	1,948,431
Total Operating Costs and Expenses	13,215,132	8,885,999	52,026,176	18,487,496
Loss from Operations	(1,606,195)	(2,973,825)	(5,368,217)	(7,781,803)
Other Income (Expense):
Interest income	2,811	7,805	16,569	57,265
Interest expense	(418,538)	(204,199)	(1,285,674)	(657,184)
Other income (expense), net	-	493	9,611	2,211
Total other income (expense)	(415,727)	(195,901)	(1,259,494)	(597,708)
Loss before income taxes	(2,021,922)	(3,169,726)	(6,627,711)	(8,379,511)
Income taxes	-	-	-	-
Net loss from continuing operations	$(2,021,922)	$(3,169,726)	$(6,627,711)	$(8,379,511)
Loss from discontinued operations, net of taxes	$-	$(2,287,545)	$(3,680,627)	$(4,386,307)
Net loss	$(2,021,922)	$(5,457,271)	$(10,308,338)	$(12,765,818)
Preferred stock dividends	-	-	-	(40,705)
Net Loss Allocable To Common Shareholders	$(2,021,922)	$(5,457,271)	$(10,308,338)	$(12,806,523)

Basic and diluted net loss per common shareholders:
Continuing operations	$(0.05)	$(0.11)	$(0.18)	$(0.44)
Discontinued operations	$-	$(0.08)	$(0.10)	$(0.23)
Basic and diluted net loss per common shareholders	$(0.05)	$(0.20)	$(0.28)	$(0.67)
Weighted Average Number of Shares
Outstanding, Basic and Diluted:	36,924,360	27,770,127	36,461,615	19,092,121

Net Loss	$(2,021,922)	$(5,457,271)	$(10,308,338)	$(12,765,818)
Foreign currency translation adjustment	(10,571)	(487,572)	(102,996)	(456,098)
Comprehensive Loss	$(2,032,493)	$(5,944,843)	$(10,411,334)	$(13,221,916)

MEETME, INC. AND SUBSIDIARIES Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net loss from continuing operations allocable to common shareholders	$(2,021,922)	$(3,169,726)	$(6,627,711)	$(8,379,511)
Interest expense	418,538	204,199	1,285,674	657,184
Depreciation and amortization	1,073,330	593,735	3,962,290	870,369
Amortization of stock based compensation	976,740	1,245,788	3,881,896	3,617,380
Loss contigency for trademark dispute	1,000,000	-	1,000,000	0
Acquisition and restructuring costs	(469,011)	779,439	422,488	1,948,431
Adjusted EBITDA (loss) attributable to common shareholder	$977,675	$(346,565)	$3,924,637	$(1,286,147)

GAAP Basic and diluted net loss per common shareholders	$(0.05)	$(0.11)	$(0.18)	$(0.44)
Basic Adjusted EBITDA per common shareholders	$0.03	$(0.01)	$0.11	$(0.07)
Diluted Adjusted EBITDA per common shareholders	$0.02	$(0.01)	$0.09	$(0.07)

Weighted average number of shares outstanding, Basic	36,924,360	27,770,127	36,461,615	19,092,121
Weighted average number of shares outstanding, Dilutive	40,815,708	27,770,127	41,514,224	19,092,121

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60% of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (traditional), Russian and Japanese.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding an executive transition plan, the ability to tackle the challenges that the shift from mobile to web represents, mobile revenue growth, long-term shareholder value, the launch of new mobile subscription product and new premium advertising placements, mobile monetization, expanding globally, and our plans regarding launching new products and the effectiveness of these new products. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include: the risk that unanticipated events affect the internationalization of our mobile products, the effectiveness of our executive transition plan, mobile revenue growth through the launch of a combination of a new mobile subscription product and new premium advertising placements in our mobile feed, our ability to tackle the challenges that the shift from mobile to web represents, the ability to revolutionize the way people meet in a mobile-first world, our effectiveness of driving continued growth and long-term shareholder value, the effectiveness of our mobile software on smartphones and tablets, the willingness of our users to purchase virtual credits on their mobile devices and the willingness of users to try new product offerings. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2012.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations above.

On November 10, 2011, MeetMe, Inc. and Insider Guides, Inc., owner of social network myYearbook, merged. The combined revenue results for 2011 give effect to the merger as if it had been completed as of January 1, 2011. The combined revenue data is for informational purposes only and does not purport to present what our results would actually have been had the merger actually occurred on the dates presented or to project our results for any future period. The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Contact:
Robin Shallow
EVP Communications & Public Relations
MeetMe, Inc.
(215) 862-7823
robin@meetme.com
Follow us on Twitter @meetme

Investor Contact:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
MeetMe, Inc.
(215) 862-1162 x266
brian@meetme.com
Follow our business news on Twitter @meetmecorp